Exhibit 3.2

                 Bylaws of Rainier Pacific Financial Group Inc.

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                                     BYLAWS
                                       OF
                      RAINIER PACIFIC FINANCIAL GROUP, INC.

                                    ARTICLE I

                                Principal Office

      SECTION 1. Principal Office. The principal office and place of business of the Corporation in the state of Washington shall be located in the City of Fife, Pierce County.

      SECTION 2. Other Offices. The Corporation may have such other offices as the Board of Directors may designate or the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  Shareholders

      SECTION 1. Place of Meetings. All annual and special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place within the State of Washington as the Board of Directors may determine.

      SECTION 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually on the fourth Monday of April, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 1:00 p.m., Pacific time, or at such other date and time as the Board of Directors may determine.

      SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes shall be called in accordance with the procedures set forth in the Articles of Incorporation.

      SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules prescribed by the presiding officer of the meeting, unless otherwise prescribed by these Bylaws. The Board of Directors shall designate, when present, either the Chairman of the Board, Chief Executive Officer, or the President to preside at such meetings.

      SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that notice of a shareholders meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Section 23B.12.020 of the Revised Code of Washington or its successor, or the dissolution of the Corporation shall be given no fewer than 20 nor more than 60 days before the meeting date. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. Electronic delivery of notice to shareholders is allowed to the full extent permitted by Washington law. When any shareholders' meeting, either annual or special, is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 120 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.


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      SECTION 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

      SECTION 7. Voting Lists. At least 10 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours, for a period of 10 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall be prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at the meeting.

      SECTION 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present or represented at a meeting, a majority of those present or represented may transact any business which comes before the meeting, unless a greater percentage is required by law. If less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, and in the case of any adjourned meeting called for the election of directors, those who attend the second of the adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

      SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact, however, electronic transmission of proxies is allowed to the fullest extent permitted by Washington law. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. All proxies shall be filed with the secretary of the Corporation before or at the commencement of meetings. No proxy may be effectively revoked until notice in writing of such revocation has been given to the secretary of the Corporation by the shareholder (or his duly authorized attorney in fact, as the case may be) granting the proxy. No proxy shall be valid after eleven months from the date of its execution unless it is coupled with an interest.

      SECTION 10. Voting of Shares by Certain Holders. Shares held in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. A certified copy of a resolution adopted by such directors shall be conclusive as to their action.

      Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares held in the name of a trustee may be voted by him,


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either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

      Shares held in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

      If shares are held jointly by three or more fiduciaries, the will of the majority of the fiduciaries shall control the manner of voting or giving of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

      A shareholder, whose shares are pledged, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

      SECTION 11. Voting. Every holder of outstanding shares of capital stock of the Corporation entitled to vote at any meeting shall be entitled to the number of votes (if any) as set forth in the Articles of Incorporation. Shareholders shall not be entitled to cumulative voting rights in the election of directors. Unless otherwise provided in the Articles of Incorporation, by statute or by these Bylaws, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

      SECTION 12. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                                   ARTICLE III

                               Board of Directors

      SECTION 1. General Powers. All corporate powers shall be exercised by, or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The Board of Directors shall annually elect a Chairman of the Board from among its members and shall designate, when present, either the Chairman of the Board or an alternate to preside at its meetings.

      SECTION 2. Number, Term and Election. The Board of Directors shall consist of nine (9) members. The number of directors may be increased or decreased from time to time by amendment to or in the manner provided in these Bylaws, but shall be no less than and no more than the numbers set forth in the Articles of Incorporation. No decrease, however, shall have the effect of shortening the term of any incumbent director unless such director is removed in accordance with the provisions of these Bylaws. Unless removed in accordance with the Articles of Incorporation, each director shall hold office until his successor shall have been elected and qualified.

      SECTION 3. Regular Meetings. The Board of Directors, at its first regular meeting after its annual meeting of shareholders, shall conduct its annual organizing activities, including, but not limited to, the selection of a chairman, the establishment of its regular meeting schedule, the establishment of committees and the appointment of officers of the Corporation. The Board of Directors may provide, by resolution, the date, time and place, for the holding of regular meetings without other notice than such resolution. In the event of a change in date, time or place for a regular meeting, notice of such change shall be given in such a manner as the Board of Directors may from time-to-time prescribe. The Chief Executive Officer or the President of the Corporation, the Board of Directors, or any director may call a special meeting of the Board. Regular meetings may be held in or out of the state of Washington.

      Members of the Board of Directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.


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Such participation shall constitute attendance in person, but shall not constitute attendance for the purpose of compensation pursuant to Section 11 of this Article.

      SECTION 4. Notice of Special Meeting. Notice of any special meeting shall be given to each director either via e-mail at least one day prior thereto or in writing at least two days prior thereto. If mailed to the address at which the director is most likely to be reached, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Special meetings may be held in or out of the state of Washington.

      SECTION 5. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 4 of this Article III.

      SECTION 6. Manner of Acting. The act of the majority of the directors present at a meeting or adjourned meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by these Bylaws.

      SECTION 7. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

      SECTION 8. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board, Chief Executive Officer, President, or Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman of the Board, Chief Executive Officer, or the President. Unless reasonably excused by the Board of Directors, a director who fails to attend more than three (3) regular meetings of the Board of Directors, in any twelve (12) month period, shall automatically be deemed to have resigned and shall no longer serve on the Board of Directors.

      SECTION 9. Removal. A director or the entire Board of Directors may be removed only in accordance with the procedures set forth in the Articles of Incorporation.

      SECTION 10. Vacancies. Vacancies of the Board of Directors may be filled only in accordance with the procedures set forth in the Articles of Incorporation.

      SECTION 11. Compensation. Directors, as such, may receive a stated fee for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

      SECTION 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on a Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five days after the date he receives


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a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 13. Residency Requirement. A director of the Corporation's primary residence shall be located in a county in which Rainier Pacific Savings Bank ("Bank") occupies a branch office or other office, or a county contiguous thereto. Any violation or deviation from this provision shall automatically constitute resignation from the Board effective upon acceptance by the Board.

      SECTION 14. Qualifications. Each director shall at all times be the beneficial owner of not less than 1,000 shares of capital stock of the Corporation, excluding any shares that the director has received pursuant to the Corporation's benefit programs. No person 75 years of age or more shall be eligible for election, reelection or appointment or reappointment to the Board of Directors.

                                   ARTICLE IV

                      Committees of the Board of Directors

      SECTION 1. Appointment. The Board of Directors may, by resolution adopted by a majority of the full Board, designate one or more committees, each consisting of three or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of any such committee.

      SECTION 2. Authority. Any such committee shall have all the authority of the Board of Directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the committee or related policies; and except also that no committee shall have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the Articles of Incorporation or Bylaws of the Corporation, or recommending to the shareholders a plan of merger, consolidation or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the Corporation; a revocation of any of the foregoing; the approval of a transaction in which any member of the committee, directly or indirectly, has any material beneficial interest; the filling of vacancies on the Board of Directors or in any committee; or the appointment of other committees of the Board of Directors or members thereof.

      SECTION 3. Tenure. Subject to the provisions of Section 7 of this Article III, each member of a committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the committee.

      SECTION 4. Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Article III shall be at such times and places as are determined by the Board of Directors or by any such committee. Special meetings of any such committee may be held at the principal office of the Corporation or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice shall been given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.

      SECTION 5. Quorum. A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting thereof.

      SECTION 6. Action Without a Meeting. Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of any such committee.


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      SECTION 7. Resignations and Removal. Any member of any committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of any committee may resign from any such committee at any time by giving written notice to the Chairman of the Board, Chief Executive Officer, President or Secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 8. Procedure. Unless the Board of Directors otherwise provides, each committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

                                    ARTICLE V

                                    Officers

      SECTION 1. Positions. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The President shall be the Chief Executive Officer, unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. The President shall be a director of the Corporation. The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

      SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with applicable law.

      SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

      SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

      SECTION 5. Remuneration. The remuneration of the executive officers shall be fixed from time to time by the Board of Directors and no executive officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits

      SECTION 1. Contracts. Except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Bank to enter into any contract or


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execute and deliver any instrument in the name of and on behalf of the
Corporation. Such authority may be general or confined to specific instances.

      SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

      SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness in the name of the Corporation shall be signed by one or more officer, employee or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

      SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposits from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.

      SECTION 5. Contracts with Directors and Officers. To the fullest extent authorized by and in conformance with Washington law, the Corporation may enter into contracts with and otherwise transact business as vendor, purchaser or otherwise, with its directors, officers, employees and shareholders and with corporations, associations, firms and entities in which they are or may become interested as directors, officers, shareholders or otherwise, as freely as though such interest did not exist, except that no loans shall be made by the Corporation secured by its shares. In the absence of fraud, the fact that any director, officer, employee, shareholder or any corporation, association, firm or other entity of which any director, officer, employee or shareholder is interested, is in any way interested in any transaction or contract shall not make the transaction or contract void or voidable, or require the director, officer, employee or shareholder to account to the Corporation for any profits therefrom if the transaction or contract is or shall be authorized, ratified or approved by (i) the vote of a majority of the Board of Directors excluding any interested director or directors, (ii) the written consent of the holders of a majority of the shares entitled to vote or (iii) a general resolution approving the acts of the directors and officers adopted at a shareholders meeting by vote of the holders of the majority of the shares entitled to vote. All loans to officers and directors shall be subject to federal and state laws and regulations. Nothing herein contained shall create or imply any liability in the circumstances above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner.

      SECTION 6. Shares of Another Corporation. Shares of another corporation held by the Corporation may be voted by the Chief Executive Officer, President, or any Vice President, or by proxy appointment form by either of them, unless the directors by resolution shall designate some other person to vote the shares.

                                   ARTICLE VII

                   Certificates for Shares and Their Transfer

      SECTION 1. Certificates for Shares. Unless the Board of Directors authorizes the issuance of certificateless shares and such issuance is not otherwise prohibited by the Corporation's Articles of Incorporation, certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer or by any other officer of the Corporation authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for the like number of shares has been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.


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      SECTION 2. Transfer of Shares. Transfer of shares of capital stock of the
Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name of shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

      SECTION 3. Certification of Beneficial Ownership. The Board of Directors may adopt by resolution a procedure whereby a shareholder may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the Corporation of a certification complying with such procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

      SECTION 4. Lost Certificates. The Board of Directors, or any agent who has been duly authorized and is acting on behalf of the Board of Directors, may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                  ARTICLE VIII

                            Fiscal Year; Annual Audit

      The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by the independent public accountants appointed by and responsible to the Audit Committee of the Board of Directors.

                                   ARTICLE IX

                                    Dividends

      Subject to the terms of the Corporation's Articles of Incorporation and the laws of the State of Washington, the Board of Directors may, from time to time, declare, and the Corporation may pay, dividends upon its outstanding shares of capital stock.

                                    ARTICLE X

                                 Corporate Seal

      The Corporation need not have a corporate seal. If the directors adopt a corporate seal, the seal of the Corporation shall be circular in form and consist of the name of the Corporation, the state and year of incorporation, and the words "Corporate Seal."


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                                   ARTICLE XI

                                   Amendments

      In accordance with the Corporation's Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the shareholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the Board of Directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the Board of Directors at a legal meeting held in accordance with the provisions of these Bylaws.

                                    * * * * *

      Adopted this 17th day of June 2003.


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